Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-170959) pertaining to the Methode Electronics, Inc. 2010 Stock Plan,

(2)	Registration Statement (Form S-8 No. 333-146709) pertaining to the Methode Electronics, Inc. 2007 Stock Plan,

(3)	Registration Statement (Form S-8 No. 333-121090) pertaining to the Methode Electronics, Inc. 2004 Stock Plan,

(4)	Registration Statement (Form S-8 No. 333-71042) pertaining to the Methode Electronics, Inc. 2000 Stock Plan,

(5)	Registration Statement (Form S-8 No. 333-48356) pertaining to the Methode Electronics, Inc. 401(k) Savings Plan.

of our reports dated June 28, 2012, with respect to the consolidated financial statements and schedule of Methode Electronics, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Methode Electronics, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Methode Electronics, Inc. for the year ended April 28, 2012.
/s/ Ernst & Young LLP
Chicago, Illinois
June 28, 2012